                                                                   EXHIBIT 10.16




                        PERSONNEL GROUP OF AMERICA, INC.

                       NON-QUALIFIED PROFIT SHARING PLAN



                              AMENDED AND RESTATED
                           EFFECTIVE JANUARY 1, 1996

                               TABLE OF CONTENTS


ARTICLE I.               INTRODUCTION AND PURPOSE   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
                         1.1.      Establishment of the Plan  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
                         1.2.      Purpose of the Plan  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1

ARTICLE II.              DEFINITIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
                         2.1.      Account  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
                         2.2.      Affiliate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
                         2.3.      Beneficiary  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
                         2.4.      Basic Plan   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
                         2.5.      Board  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
                         2.6.      Change of Control  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
                         2.7.      Code   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
                         2.8.      Committee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
                         2.9.      Company  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
                         2.10.     Compensation   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
                         2.11.     Controlled Group   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
                         2.12.     Disability or Disabled   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
                         2.13.     Eligible Employee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
                         2.14.     Employee   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
                         2.15.     Employer   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
                         2.16.     ERISA  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
                         2.17.     Hardship   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
                         2.18.     Hour of Service  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
                         2.19.     Interest Rate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
                         2.20.     Participant  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
                         2.21.     Plan   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
                         2.22.     Plan Year  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
                         2.23.     Spouse   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
                         2.24.     Termination of Employment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
                         2.25.     Valuation Date   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
                         2.26.     Vested Percentage  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
                         2.27.     Year of Service  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4

ARTICLE III.             ELIGIBILITY  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
                         3.1.      Eligibility  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4

ARTICLE IV.              COMPANY ALLOCATIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
                         4.1.      Non-qualified Profit Sharing Allocation  . . . . . . . . . . . . . . . . . . . . . . 4
                         4.2.      Eligibility to Receive an Allocation   . . . . . . . . . . . . . . . . . . . . . . . 5
                         4.3.      Unpaid Leaves of Absence   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
                         4.4.      Suspended Participants   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5





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

                         4.5.      Cessation of Participation   . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5

ARTICLE V.               ACCOUNTS   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
                         5.1.      Establishment of Account   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
                         5.2.      Bookkeeping Accounts   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
                         5.3.      Valuation of Accounts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5

ARTICLE VI.              VESTING  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
                         6.1.      Vesting  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
                         6.2.      Forfeiture Provisions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
                         6.3.      Reallocation of Forfeitures  . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6

ARTICLE VII.             PAYMENT OF ACCOUNTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
                         7.1.      Method of Distribution   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
                         7.2.      Distribution   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
                         7.3.      Beneficiary Designation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
                         7.4.      Payment to Minors or Legal Incompetents  . . . . . . . . . . . . . . . . . . . . . . 8

ARTICLE VIII.            PLAN ADMINISTRATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
                         8.1.      Adoption and Administration of the Plan  . . . . . . . . . . . . . . . . . . . . . . 8
                         8.2.      Amendment and Termination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
                         8.3.      Indemnification  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
                         8.4.      Impartiality of Committee Members  . . . . . . . . . . . . . . . . . . . . . . . . . 9

ARTICLE IX.              CLAIMS PROCEDURE   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9

ARTICLE X.               MISCELLANEOUS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
                         10.1.     No Funding Obligation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
                         10.2.     Non-alienation of Benefits   . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
                         10.3.     Limitation of Rights   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
                         10.4.     Captions and Headings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
                         10.5.     Applicable Law   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12

                                   ARTICLE I.
                            INTRODUCTION AND PURPOSE


1.1. Establishment of the Plan. Effective August 15, 1995, Personnel Group of America, Inc. (the "Company") assumed the Plan sponsorship and a portion of the obligations and liabilities for certain participating employers in the ADIA Services, Inc. Nonqualified Profit Sharing Plan, as in effect on January 1, 1995. This amendment and restatement of the Plan is effective as of January 1, 1996.

1.2. Purpose of the Plan. The Company intends to maintain the Plan primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees, within the meaning of ERISA Section 401(a)(1). The Plan will be interpreted in a manner that comports with these intentions.


                                  ARTICLE II.
                                  DEFINITIONS

Definitions are contained in this Article and throughout other Sections of the Plan. The location of a definition is for convenience only and should not be given any significance. A word or term defined in this Article (or in any other Article) will have the same meaning throughout the Plan unless the context clearly requires a different meaning.

Whenever referred to in this Plan, the following capitalized terms shall have the meanings set forth below except where otherwise provided. As used in the Plan, the masculine, feminine and neuter genders and the singular and plural numbers shall each be deemed to include the other or others.

2.1. "Account" means a Participant's Non-qualified Profit Sharing Account established pursuant to Section 5.1.

2.2. "Affiliate" means any corporation, partnership or other organization which, during any period of employment of a Participant, was at least 50% controlled by the Company or any member of the Controlled Group of which the Company is a member.

2.3.        "Beneficiary" means the person(s) designated pursuant to Section
            7.3 to receive benefits in the event of the Participant's death.

2.4. "Basic Plan" means the ADIA 401(k)/Profit Sharing Plan I and its successor plan the Personnel Group of America, Inc. 401(k) Plan.

2.5.        "Board" means the Board of Directors of Personnel Group of America,
            Inc.

2.6. "Change of Control" means a change in ownership of more than 50% of the stock of a participating Employer. If, because of a Change of Control, one or more of the participating Employers are no longer members of the Controlled Group of which the Company is a member, a Change of Control is not triggered for the remaining participating Employers. For the purpose of this Section, the provisions of Code
            Section 318 concerning the constructive ownership of stock do not apply. Notwithstanding the foregoing provisions of this Section, a Change of Control will not be deemed to have occurred solely because of the acquisition of securities of a participating Employer's direct parent by an employee benefit plan maintained by the Company for its Employees.

2.7.        "Code" means the internal Revenue Code of 1986 as amended.

2.8.        "Committee" means the Compensation Committee of the Board.

2.9. "Company" means Personnel Group of America, Inc. The Company will be the "plan administrator" under ERISA.

2.10. "Compensation" means the earnings paid to a Participant by an Employer during a Plan Year as reported on Internal Revenue Service Form W-2, including any amounts not includible in the Participant's Form W-2 by reason of a salary reduction arrangement with an Employer under Code Section 125, 401(k), 402(e)(3), 402(h) or 403(b) which if paid would have been Compensation. However, Compensation does not include director's fees, reimbursement of expenses, severance and other payments at or following termination of employment, and other amounts as determined by the Committee on a uniform basis.

2.11. "Controlled Group" means any two or more corporations, trades, or businesses which constitute a controlled group or an affiliated service group of which the Company is a member, or are under common control with the Company, within the meaning of Code Section 414(b), (c), (m), or (o), but only for the period during which such relationship exists.

2.12. "Disability or Disabled" has the same meaning as under the Company's long term disability plan.

2.13. "Eligible Employee" means an Employee who satisfies both of the following requirements:

            (a) a full-time salaried Employee identified by the Committee as eligible to participate in the Plan for a Plan Year. The group of Eligible Employees for any Plan Year will be limited to, and may be more restrictive than, the group of Employees who are members of a select group of management or highly compensated employees (within the meaning of ERISA Section 401(a)(1)). An employee's eligibility to participate in the Plan for a given Plan Year does not guarantee continued eligibility to participate in any future Plan Year; and

            (b) an Employee who is excluded from participating in the Basic Plan because of being a highly compensated employee, as defined by Code Section 414(q) and the regulations thereunder.

2.14.       "Employee" means a common law employee of an Employer.

2.15. "Employer" means the Company and any other Affiliate which by the action of its directors has adopted the Plan with the Company's consent; and any successors of such entities.

2.16. "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

2.17. "Hardship" means an unforeseeable and unanticipated emergency which is caused by an event beyond the control of the Participant or Beneficiary, and which would result in severe financial hardship to the Participant or Beneficiary if a distribution is not permitted. Hardship conditions will be evaluated in accordance with the terms of Treasury Regulations Section 1.457-2(h)(4). The Committee will have the sole discretion to determine whether a Hardship condition exists and the Committee's decision will be final.

            A Participant or Beneficiary must submit a written request for a Hardship to the Committee on such form and in such manner as the Committee prescribes, and must certify as to the Hardship condition and the severe financial need. The Committee will have sole discretion to determine whether a Hardship exists and to determine the appropriate action, if any.

2.18.       "Hour of Service" means an hour of service as defined in the Basic
            Plan.

2.19. "Interest Rate" means the interest rate credited to a Participant's Account under Article V. Interest shall be credited as of each Valuation Date. Initially, the Interest Rate shall equal the guaranteed long-term interest rate in effect as of the Valuation Date under the Basic Plan. However, the Committee, in its sole discretion, may decide to change the basis for determining the Interest Rate. The revised Interest Rate shall apply to calendar quarters commencing after the Committee adopts a revised Interest Rate policy.

2.20. "Participant" means an Employee (a) who has satisfied the requirements to participate under Article III or (b) an individual who continues to have an Account balance greater than zero.

2.21. "Plan" means the Personnel Group of America, Inc. Non-qualified Profit Sharing Plan as set forth herein and as amended from time to time.

2.22.       "Plan Year" means the calendar year.

2.23. "Spouse" means the person to whom the Participant is married on the date of his death.

2.24. "Termination of Employment" means any voluntary or involuntary termination of employment (including by reason of death or Disability) with an Employer or successor Employer.

2.25. "Valuation Date" means the last business day of each calendar quarter or other date specified by the Committee pursuant to
            Section 5.3.

2.26. "Vested Percentage" means the nonforfeitable percentage of a Participant's Account determined under Article VI.

2.27. "Year of Service" means a year of service for vesting purposes as defined in the Basic Plan. In addition, the Committee shall have the discretion to grant past service credit to any Participant recruited in the middle of his career.


                                  ARTICLE III.
                                  ELIGIBILITY

3.1. Eligibility. An Employee shall become a Participant on the date after he becomes an Eligible Employee, has attained age 21 and has completed one Year of Service.


                                  ARTICLE IV.
                              COMPANY ALLOCATIONS

4.1. Non-qualified Profit Sharing Allocation. The Company may, in its discretion, make a Non-qualified Profit Sharing Allocation for any Plan Year. Such amount shall be allocated according to a formula as specified by the Committee. If no formula is specified, then the total Company allocation shall be allocated to each Participant eligible to be credited with an allocation in the proportion which such Participant's compensation for the Plan Year bears to the compensation for such year of all such Participants.

4.2. Eligibility to Receive an Allocation. A Participant is eligible to receive a Company allocation and a share of any forfeitures allocated for the Plan Year provided that he has:

            (a)     completed 1,000 Hours of Service during the Plan Year; and

            (b)     is an active Employee on December 31 of the Plan Year.

4.3. Unpaid Leaves of Absence. If a Participant is granted an unpaid leave of absence, there will be no Company Allocations during the period of leave.

4.4. Suspended Participants. A Participant shall become a suspended Participant for any Plan Year in which he does not qualify for a Company allocation under Section 4.2.

4.5. Cessation of Participation. A Participant shall continue participation until such time as the full value of the Vested Percentage of the Participant's Account has been distributed pursuant to Article VII or forfeited pursuant to Article VI.


                                   ARTICLE V.
                                    ACCOUNTS

5.1. Establishment of Account. In lieu of paying the Participant Compensation equal to the Non-qualified Profit Sharing Allocation, the Company shall credit such amount during the first calendar quarter following the end of the Plan Year to an account in the name of the Participant (the "Non-qualified Profit Sharing Account").

5.2. Bookkeeping Accounts. Accounts will be primarily for accounting purposes and will not restrict the operation of the Plan or require separate earmarked assets to be allocated to any account on behalf of any Participant. The establishment of an Account will not give any Participant the right to receive any asset held by the Company in connection with the Plan or otherwise.

5.3. Valuation of Accounts. The Company shall value each Participant's Account each Valuation Date as follows:

            (a) first, Account balances will be debited with distributions or forfeitures;

            (b) next, Account balances will be credited with investment gains or losses, determined by the Interest Rate;

            (c) next, any Company allocations or forfeitures will be added to the balance of the Participant's Account.

            The Committee may, in its sole discretion, change the Valuation Date, provided, however, Accounts shall be valued on at least one day in each Plan Year.


                                  ARTICLE VI.
                                    VESTING

6.1. Vesting. Subject to the limitations of Section 6.2, a Participant has a fully vested right to the amounts allocated to the Participant's Account in accordance with the following schedule:

            Years of Service                                                 Vested Percentage
            ----------------                                                 -----------------
            Less than 3 years                                                        0%
            3 but less than 4 years                                                 20%
            4 but less than 5 years                                                 40%
            5 but less than 6 years                                                 60%
            6 but less than 7 years                                                 80%
            7 or more years                                                         100%

            In addition, the amounts allocated to a Participant's Account shall be fully vested upon his death while employed.

6.2. Forfeiture Provisions. Notwithstanding Section 6.1 and any Plan provision to the contrary, at the discretion of the Committee, a Participant's Account remains subject to forfeiture if:

            (a) he is discharged for cause or performs an act of willful malfeasance or gross negligence in a matter of material importance to the Company; or

            (b) for the twelve-month period following his Termination of Employment he engages in competition with the Company (without prior written authorization by the Committee) to the extent such non-compete provision is permitted under ERISA.

6.3. Reallocation of Forfeitures. If pursuant to Section 6.2, the Committee determines that a Participant forfeits his Account balance or if at Termination of Employment a Participant has a Vested Percentage less than 100%, the forfeitable and unvested portion of his Account shall be reallocated to the remaining Participants as of the allocation date at the end of the Plan Year in which the forfeiture occurs in accordance with Article IV. A Participant is eligible to receive a portion of reallocated forfeitures only if he is eligible for a Company allocation for such Plan Year.

                                  ARTICLE VII.
                              PAYMENT OF ACCOUNTS

7.1. Method of Distribution. Unless otherwise expressly provided by the Committee, any distribution from a Participant's Account will be paid in cash and in a single lump sum payment.

7.2.        Distribution.

            (a) Termination of Employment. A Participant shall be entitled to receive the Vested Percentage of his Account on the one-year anniversary of his Termination of Employment. The Committee shall value the Vested Percentage of the Participant's Account on the Valuation Date coinciding with or immediately preceding the distribution date.

            (b) Distribution Because of Death. If a Termination of Employment is because of a Participant's death, his Beneficiary shall be entitled to receive 100% of his Account valued as of the Valuation Date coinciding with or immediately preceding the date of death.

            (c) Distribution in the Event of Hardship. Prior to a distribution under paragraphs (a) or (b) payment of a portion of a Participant's Account may be made in the event of Hardship, as defined in Section 2.17. The amount of any Hardship distribution will not exceed the amount required to meet the Hardship, including any taxes or penalties due on the distribution, or the vested amount credited to the Participant's Account.

            (d) Unpaid Leaves of Absence. If a Participant is granted an unpaid leave of absence and the Participant does not return to active employment within the twelve-month period following his last date of active employment, in the Committee's discretion it may deem that a Termination of Employment has occurred for purposes of a distribution under the Plan. If the Committee deems that a Termination of Employment has occurred, the Participant shall be entitled to the Vested Percentage of his Account in accordance with paragraph (a) above.

7.3.        Beneficiary Designation.

            (a) A Participant may designate by written notice delivered to the Committee a Beneficiary (or Beneficiaries) to receive all or a portion of the amount of the Participant's Account in case of the Participant's death. A Beneficiary designation may be revoked by the Participant at any time by written notice delivered to the Committee.

            (b) If a Beneficiary has not been designated, cannot be located or the Beneficiary does not survive the Participant, payment of the Participant's death benefit will be made to the Participant's surviving Spouse or, if none, to the Participant's estate.

7.4.        Payment to Minors or Legal Incompetents.

            (a) If any Beneficiary is a minor or is physically or mentally incapable of giving a valid receipt for any payment due him and no legal representative has been appointed, the Committee may, in its discretion, direct payment to any person or institution maintaining the Beneficiary. If the Beneficiary has a legal representative, payment shall be made to the legal representative.

            (b) In the event of a dispute as to whom distribution is to be made under this Section, payment may be made to a court of proper jurisdiction, with final distribution to be determined by such court.

            (c) Any payment made in accordance with the provisions of this Section shall completely discharge any liability for the making of such payment under the provisions of the Plan.


                                 ARTICLE VIII.
                              PLAN ADMINISTRATION

8.1.        Adoption and Administration of the Plan.

            (a) This Plan shall be adopted by the Board. The Company will be the "plan administrator" under ERISA. The Company's responsibilities as plan administrator, under the Plan and under law, shall be carried out by or under the supervision of the Compensation Committee. The Compensation Committee's actions shall be actions on behalf of the plan administrator and not on behalf of itself or of its individual members.

            (b) The Committee shall have the sole authority, in its discretion, to adopt, amend and rescind such rules and regulations as it deems advisable in the administration of the Plan, to construe and interpret the Plan, the rules and regulations, and Plan forms, and to make all other determinations and interpretations of the Plan. All decisions, determinations and interpretations of the Committee will be binding on all interested parties. The Committee may delegate in writing its responsibilities as it sees fit.

8.2. Amendment and Termination. This Plan may be amended in any way or may be terminated, in whole or in part, at any time, in the discretion of the Board. However, no amendment, suspension or termination of the Plan will affect a Participant's right or the right of a Beneficiary, to receive the benefits such Participant has accrued prior to or as of the effective date of such amendment or termination.


8.3. Indemnification. The Company will indemnify and hold harmless any of its employees, officers, directors or members of the Committee who have responsibilities with respect to the Plan from and against any and all losses, claims, damages, expenses and liabilities (including reasonable attorneys' fees and amounts paid, with the approval of the Board, in settlement of any claim) arising out of or resulting from the implementation of a duty, act or decision with respect to the Plan, so long as such duty, act or decision does not involve gross negligence or willful misconduct on the part of any such individual.

8.4. Impartiality of Committee Members. Committee members who are Participants will abstain from voting on any Plan amendment or on any administrative matters that relate primarily to themselves or that would cause them to be in constructive receipt of amounts credited to their Accounts. The Chief Executive Officer of the Company will identify three or more individuals to serve as a temporary replacement of the Committee members in the event that all three members must abstain from voting.

8.5. Change of Control. In the event of a Change of Control, the Company shall fully fund all vested Plan Accounts with cash or other liquid assets. In the Committee's discretion, it can establish a revocable rabbi trust to hold the assets. If such Change of Control occurs, the trust will become an irrevocable rabbi trust, the value of all vested Accounts shall be immediately paid to or on behalf of all Participants and Beneficiaries, and the Plan shall be discontinued. If the Change of Control does not occur, at such time as the Company determines it to be no longer likely and imminent, the Company may recover the assets that it deposited in the revocable rabbi trust.

                                  ARTICLE IX.
                                CLAIMS PROCEDURE

9.1. A person with an interest in the Plan shall have the right to file a claim for benefits under the Plan and to appeal any denial of a claim for benefits. Any request for a Plan benefit or to clarify the claimant's rights to future benefits under the terms of the Plan shall be considered to be a claim.

9.2. A claim for benefits will be considered as having been made when submitted in writing by the claimant (or by such claimant's authorized representative) to the Committee. No particular form is required for the claim, but the written claim must identify the name of the claimant and describe generally the benefit to which the claimant believes he is entitled. The claim may be delivered personally during normal business hours or mailed to the Committee.

9.3. The Committee will determine whether, or to what extent, the claim may be allowed or denied under the terms of the Plan. If the claim is wholly or partially denied, the claimant shall be so informed by written notice within 90 days after the day the claim is submitted unless special circumstances require an extension of time for processing the claim. If such an extension of time for processing is required, written notice of the extension shall be furnished to the claimant prior to the termination of the initial 90-day period. Such extension may not exceed an additional 90 days from the end of the initial 90-day period. The extension notice shall indicate the special circumstances requiring an extension of time and the date by which the Plan expects to render the final decision. If notice of denial of a claim (in whole or in part) is not furnished within the initial 90-day period after the claim is submitted (or, if applicable, the extended 90-day period), the claimant shall consider that his claim has been denied just as if he had received actual notice of denial.

9.4. The notice informing the claimant that his claim has been wholly or partially denied shall be written in a manner calculated to be understood by the claimant and shall include:

            (1)     The specific reason(s) for the denial.
            (2) Specific reference to pertinent Plan provisions on which the denial is based.
            (3) A description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary.
            (4) Appropriate information as to the steps to be taken if the claimant wishes to submit his claim for review.

9.5. If the claim is wholly or partially denied, the claimant (or his authorized representative) may file an appeal of the denied claim with the Committee requesting that the claim be reviewed. The Committee shall conduct a full and fair review of each appealed claim and its denial. Unless the Committee notifies the claimant that due to the nature of the benefit and other attendant circumstances he is entitled to a greater period of time within which to submit his request for review of a denied claim, the claimant shall have 60 days after he (or his authorized representative) receives written notice of denial of his claim within which such request must be submitted to the Committee.

9.6.        The request for review of a denied claim must be made in writing.
            In connection with making such request, the claimant or his authorized representative may:

            (1)     Review pertinent documents.

            (2)     Submit issues and comments in writing.

9.7. The decision of the Committee regarding the appeal shall be promptly given to the claimant in writing and shall normally be given no later than 60 days following the receipt of the request for review. However, if special circumstances (for example, if the Committee decides to hold a hearing on the appeal) require a further extension of time for processing, the decision shall be rendered as soon as possible, but no later than 120 days after receipt of the request for review. However, if the Committee holds regularly scheduled meetings at least quarterly, a decision on review shall be made by no later than the date of the meeting which immediately follows the Plan's receipt of a request for review, unless the request is filed within 30 days preceding the date of such meeting. In such case, a decision may be made by no later than the date of the second meeting following the Plan's receipt of the request for review. If special circumstances (for example, if the Committee decides to hold a hearing on the appeal) require a further extension of time for processing, the decision shall be rendered as soon as possible, but no later than the third meeting following the Plan's receipt of the request for review. If special circumstances require that the decision will be made beyond the initial time for furnishing the decision, written notice of the extension shall be furnished to the claimant (or his authorized representative) prior to the commencement of the extension. The decision on review shall be in writing and shall be furnished to the claimant or to his authorized representative within the appropriate time for the decision. If a decision on review is not furnished within the appropriate time, the claim shall be deemed to have been denied on appeal.

9.8. The Committee may, in its sole discretion, decide to hold a hearing if it determines that a hearing is necessary or appropriate in order to make a full and fair review of the appealed claim.

9.9. The decision on review shall include specific reasons for the decision, written in a manner calculated to be understood by the claimant, as well as specific references to the pertinent Plan provisions on which the decision is based.

9.10. A person must exhaust his rights to file a claim and to request a review of the denial of his claim before bringing any civil action to recover benefits due to him under the terms of the Plan, to enforce his rights under the terms of the Plan, or to clarify his rights to future benefits under the terms of the Plan.

9.11. The Committee shall exercise its responsibility and authority under this claims procedure as a fiduciary and, in such capacity, shall have the discretionary authority and responsibility (1) to interpret and construe the Plan and any rules or regulations under the Plan, (2) to determine the eligibility of Employees to participate in the Plan, and the rights of Participants to receive benefits under the Plan, and (3) to make factual determinations in connection with any of the foregoing.

                                   ARTICLE X.
                                 MISCELLANEOUS

10.1. No Funding Obligation. The amounts credited to a Participant's Account are not held in a trust or escrow account and are not secured by any specific assets of an Employer. This Plan shall not be construed to require an Employer to fund any of the benefits provided hereunder nor to establish a trust for such purpose. The Company may make such arrangements as it desires to provide for the payment of benefits. Neither the Participant, any Beneficiary nor the Participant's estate shall have any rights against an Employer with respect to any portion of the Participant's Account except as a general unsecured creditor of the Employer. No Participant has an interest in his Account until the Participant actually receives payment.

10.2. Non-alienation of Benefits. No benefit under this Plan may be sold, assigned, transferred, conveyed, hypothecated, encumbered, anticipated, or otherwise disposed of, and any attempt to do so shall be void. No such benefit shall, prior to receipt thereof by a Participant, be in any manner subject to the debts, contracts, liabilities, engagements, or torts of such Participant. However, the Committee will honor a court order regarding the payment of alimony or other support payments, or the establishment of community property or other marital property rights, to the extent required by law.

10.3. Limitation of Rights. Nothing in this Plan shall be construed to limit in any way the right of an Employer to terminate an Employee's employment at any time for any reason whatsoever with or without cause; nor shall it be evidence of any agreement or understanding, express or implied, that the Employer (a) will employ an Employee in any particular position, (b) will ensure participation in any incentive programs, or (c) will grant any awards from such programs.

10.4. Captions and Headings. The captions and headings in this Plan are for convenience only and shall not in any way affect the meaning or interpretation of the Plan.

10.5. Applicable Law. This Plan shall be construed and its provisions enforced and administered in accordance with the laws of the State of North Carolina except as otherwise provided in ERISA.

                                       PERSONNEL GROUP OF AMERICA, INC.


                                       By: /s/ Edward P. Drudge, Jr.
                                           --------------------------------

                                       Title: Chairman and CEO
                                             ------------------------------

                                       Date:  1 January 1996
                                             ------------------------------